UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2014
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Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

001-31303	BLACK HILLS CORPORATION (A South Dakota Corporation) 625 Ninth Street Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0458824

001-07978	BLACK HILLS POWER, INC. (A South Dakota Corporation) 625 Ninth Street Rapid City, South Dakota 57701 Telephone 605.721.1700	46-0111677
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 30, 2014, Black Hills Power, Inc. (“BHP”), a direct, wholly-owned subsidiary of Black Hills Corporation (“BHC”), and Cheyenne Light, Fuel and Power Company (“CLFP”), a direct, wholly-owned subsidiary of BHC, each entered into separate Bond Purchase Agreements (the “Bond Purchase Agreements”) in connection with a private placement by BHP of $85 million aggregate principal amount of its First Mortgage Bonds, 4.43% Series AG due October 20, 2044 (the “BHP Bonds”) and a private placement by CLFP of $75 million aggregate principal amount of its 4.53% Series 2014 First Mortgage Bonds due October 20, 2044 (the “CLFP Bonds” and, together with the BHP Bonds, the “Bonds”). The Bond Purchase Agreements were previously filed on the Current Report on Form 8-K filed by BHC and BHP on July 2, 2014 and are incorporated by reference into this Item 1.01 as though fully set forth herein. The Bonds were issued on October 1, 2014.

On October 1, 2014, in connection with the issuance of the BHP Bonds, BHP entered into a Third Supplemental Indenture (the “BHP Supplemental Indenture”), with The Bank of New York Mellon, as Trustee. The BHP Supplemental Indenture is supplemental to the previously filed Restated and Amended Indenture of Mortgage and Deed of Trust dated as of September 1, 1999 (as amended and supplemented, the “BHP Indenture”) by and between BHP and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), as trustee (the successor of which is The Bank of New York Mellon). The BHP Bonds mature on October 20, 2044 and bear interest at the rate of 4.43% per year, payable semi-annually in arrears. BHP may redeem the BHP Bonds prior to the maturity upon payment of a make-whole premium calculated in accordance with the BHP Indenture. The BHP Bonds are secured equally and ratably with the other bonds issued under the BHP Indenture by a first mortgage lien on substantially all of BHP’s assets. The BHP Supplemental Indenture is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 as though fully set forth herein.

Also on October 1, 2014, in connection with the issuance of the CLFP Bonds, CLFP entered into a Second Supplemental Indenture (the “CLFP Supplemental Indenture”), with Wells Fargo Bank, National Association, as Trustee. The CLFP Supplemental Indenture is supplemental to the Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement dated as of November 20, 2007 (as amended and supplemented, the “CLFP Indenture” and together with the BHP Indenture, the “Indentures”) by and between CLFP and Wells Fargo Bank, National Association, as trustee. The CLFP Bonds mature on October 20, 2044 and bear interest at the rate of 4.53% per year, payable semi-annually in arrears. CLFP may redeem the CLFP Bonds prior to the maturity upon payment of a make-whole premium calculated in accordance with the CLFP Indenture. The CLFP Indenture is included as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 as though fully set forth herein.

The respective Bond Purchase Agreements, the Bonds and the Indentures contain a number of customary representations, warranties and covenants made by BHP and CLFP, as applicable, that became effective upon issuance of the Bonds. The form of the BHP Bonds and the CLFP Bonds are included in the BHP Supplemental Indenture and the CLFP Supplemental Indenture.

BHP and CLFP intend to use the net proceeds of the private placements principally to provide permanent financing for the construction of the Cheyenne Prairie Generating Station, 132 MW natural gas generating station jointly owned by BHP (55MW) and CLFP (77MW). The Cheyenne Prairie Generating Facility was placed in service on October 1, 2014.

The Bonds were offered solely by means of private placements to institutional accredited investors in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Bonds will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Each Registrant files the following exhibits as part of this report:

10.1	Third Supplemental Indenture, dated as of October 1, 2014, between Black Hills Power, Inc. and The Bank of New York Mellon

10.2
Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement, amended and restated as of November 20, 2007, between Cheyenne Light, Fuel and Power Company and Wells Fargo Bank, National Association

10.3	First Supplemental Indenture, dated as of September 3, 2009, between Cheyenne Light, Fuel and Power Company and Wells Fargo Bank, National Association

10.4	Second Supplemental Indenture, dated as of October 1, 2014, between Cheyenne Light, Fuel and Power Company and Wells Fargo Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION, Registrant BLACK HILLS POWER, INC., Registrant

By: /s/ Anthony S. Cleberg
Anthony S. Cleberg
Executive Vice President
and Chief Financial Officer

Date: October 1, 2014

Exhibit Index
Exhibits

10.1	Third Supplemental Indenture, dated as of October 1, 2014, between Black Hills Power, Inc. and The Bank of New York Mellon

10.2
Restated Indenture of Mortgage, Deed of Trust, Security Agreement and Financing Statement, amended and restated as of November 20, 2007, between Cheyenne Light, Fuel and Power Company and Wells Fargo Bank, National Association

10.3	First Supplemental Indenture, dated as of September 3, 2009, between Cheyenne Light, Fuel and Power Company and Wells Fargo Bank, National Association

10.4	Second Supplemental Indenture, dated as of October 1, 2014, between Cheyenne Light, Fuel and Power Company and Wells Fargo Bank, National Association